CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use of our reports dated March 20, 2007 and February 23, 2006, respectively, with respect to the balance sheets of Command Center, Inc. as of December 29, 2006 and December 31, 2005, respectively, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended, which reports appear in a Form S-1 Registration Statement Under the Securities Act of 1933 dated January 14, 2008.
DeCoria, Maichel & Teague, P.S.
Spokane, Washington
January 14, 2008